UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2022

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe Chicago, IL	60661
(Address of principal executive offices)	(Zip Code)

(866) 374-2678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANTORY NOTE

On January 24, 2022, Adtalem Global Education Inc. (“Adtalem”) filed a Current Report on Form 8-K reporting under Item 7.01 a press release and investor presentation announcing entry into an agreement for the sale of its financial services segment and the posting of an investor presentation to its website that contains supplemental information about the sale of its financial services segment. This Amendment No. 1 to the Initial Form 8-K is being filed to disclose the entry into a material definitive agreement under Item 1.01. This Amendment No. 1 is also being filed to provide an updated Investor Presentation and corrects a typo in the Item 7.01 disclosure. No other changes have been made to the Amended 8-K which is being restated in its entirety for ease of reference.

Item 1.01 Entry Into a Material Definitive Agreement.

On January 24, 2022, Adtalem entered into an Equity Purchase Agreement (the “Agreement”) with McKissock, LLC (“McKissock”) and Avalon Acquiror, Inc. (“Amber Purchaser” and, together with McKissock, the “Purchasers” and each, a “Purchaser”) under which the Purchasers will acquire certain businesses that comprise Adtalem’s Financial Services segment, which includes the Association of Certified Anti-Money Laundering Specialists business (the “ACAMS Business”), the Becker Professional Education business (the “Becker Business”), and the OnCourse Learning business (the “OCL Business” and, collectively with the ACAMS Business and the Becker Business, the “Businesses”).  Under the terms and subject to the conditions set forth in the Agreement, Adtalem and certain of its subsidiaries will sell all of the outstanding equity interests in the entities that operate the ACAMS Business to Amber Purchaser (the “ACAMS Transaction”) and all of the outstanding equity interests in the entities that operate the Becker Business and the OCL Business, respectively, to McKissock (the “Becker/OCL Transaction” and, together with the ACAMS Transaction, the “Transactions” and each, a “Transaction”).

Pursuant to the Agreement, Purchasers will pay an aggregate purchase price of $1 billion in cash, subject to certain adjustments.

The completion of the Transactions are subject to closing conditions, including (1) the expiration or termination of the waiting period for each of the ACAMS Transaction and the Becker/OCL Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the absence of any orders or laws making illegal or prohibiting either of the Transactions, (3) subject to certain materiality and other qualifications, the accuracy of the representations and warranties made by Adtalem and each of the Purchasers, respectively, (4) subject to certain exceptions, the compliance in all material respects by each of Adtalem and the Purchasers, respectively, of their obligations under the Agreement, and (5) in the case of each Purchaser’s obligations to complete the Transactions, the absence of any Material Adverse Effect (as defined in the Agreement) with respect to the ACAMS Business, in the case of Amber Purchaser, and the Becker Business and the OCL Business, collectively, in the case of McKissock.

The Agreement provides Adtalem with the option, in its sole discretion, to consummate either of the ACAMS Transaction or the Becker/OCL Transaction independently of the other Transaction under certain specified circumstances. If Adtalem elects to consummate one of the Transactions first, then the Agreement shall continue in full force in effect with respect to the other Transaction until the closing, or earlier termination, of the other Transaction in accordance with the terms of the Agreement.

The Agreement contains customary representations, warranties and covenants related to each of the Businesses. Between the date of the Agreement and the completion of the Transactions, subject to certain exceptions, Adtalem has agreed to use reasonable efforts to operate the Businesses in the ordinary course of business consistent with past practice in all material respects and to not take certain actions with respect to the Businesses without the prior written consent of the applicable Purchaser.

The Agreement includes customary termination provisions in favor of Adtalem or the Purchasers, depending on the reason for termination. Both Adtalem and the Purchasers have the right to terminate the Agreement if the closing has not occurred by May 24, 2022 (the “Outside Date”). Adtalem is entitled to a termination fee (the “General Termination Fee”) of up to $60 million in the aggregate (which may be paid severally by each Purchaser or in full by one Purchaser depending on the circumstances leading to the termination of the Agreement) if (i) either Purchaser breaches its representations, warranties or covenants in a manner that is either incurable within 30 days or would cause any of the closing conditions to not be satisfied by the Outside Date, (ii) either Purchaser fails to consummate the Transactions after all conditions are met, or (iii) if any party terminates the Agreement because the Transactions have not been consummated by the Outside Date, and at the time of such termination, Adtalem was otherwise entitled to terminate the Agreement for either of the reasons set forth in clause (i) or (ii) above. Adtalem is also entitled to a termination fee (the “Antitrust Termination Fee”) of $10 million, payable by McKissock, if the Transactions have not been consummated by the Outside Date due to a failure to obtain HSR clearance for the Becker/OCL Transaction under certain specified conditions. Adtalem is entitled to recover both Amber Purchaser’s portion of the General Termination Fee from Amber Purchaser and the Antitrust Termination Fee from McKissock in certain circumstances, but may not recover both the General Termination Fee and the Antitrust Termination Fee from McKissock. If all or a portion of the General Termination Fee and the Antitrust Termination Fee are payable by McKissock, Adtalem is entitled to the greatest fee payable by McKissock.

Each of Wendel Luxembourg S.A. (“Wendel”) and an investment fund affiliated with Gridiron Capital LLC (“Gridiron”) have provided a limited guarantee to Adtalem guaranteeing the payment of the General Termination Fee (and in the case of Gridiron, the Antitrust Termination Fee) and certain other obligations of Amber Purchaser and McKissock, respectively, under the Agreement. CG Parent Holdings, LLC, the holding company of Colibri Group and indirect parent of McKissock, has also provided a guarantee to Adtalem guaranteeing the payment obligations of McKissock under the Agreement.

The representations, warranties and covenants of Adtalem in the Agreement have been made solely for the benefit of the Purchasers. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Agreement, (2) have been qualified by confidential disclosures made to the Purchasers in connection with the Agreement, (3) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (4) were made as of the date of the Agreement, the closing date or such other date as is specified in the Agreement and (5) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. The Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding Adtalem or the Businesses. Investors should not rely on the representations, warranties and covenants or descriptions thereof as characterizations of the actual state of facts or condition of Adtalem or any of its subsidiaries or affiliates or the Businesses. The information concerning the subject matter of the representations and warranties may change after the date of the Agreement. The foregoing description of the Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 24, 2022, Adtalem issued a press release announcing entry into an agreement for the sale of its financial services segment. The press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

On January 24, 2022, Adtalem posted a presentation on its website at https://investors.adtalem.com, which contains supplemental information about the sale of its financial services segment, which is furnished as Exhibit 99.2 hereto and incorporated herein by reference. The presentation is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
2.1	Equity Purchase Agreement, by and among McKissock, Amber Purchaser and Adtalem Global Education Inc., dated as of January 24, 2022.
99.1	Press Release, dated January 24, 2022
99.2	Investor Presentation, dated January 24, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adtalem Global Education INC.

Date: January 25, 2022	By:	/s/ Douglas G. Beck
	Name:	Douglas G. Beck
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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